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                         STOCKHOLDERS JOINDER AGREEMENT

          THIS AGREEMENT (this "Agreement") is made as of August 1, 1994, by and among U.S. Aggregates, Inc., a Delaware corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership ("GTCR II), and Edward A. Dougherty ("Dougherty").

          WHEREAS, the Company, GTCR and certain other stockholders of the Company are parties to a Stockholders Agreement, dated as of January 24, 1994, as amended (the "Stockholders Agreement").

          WHEREAS, the Company and Dougherty have entered into a Stock Purchase Agreement, dated as of the date hereof, pursuant to which Dougherty has purchased shares of the Company's Common Stock, par value $.01 per share ("Common Stock").

          WHEREAS, the Company and GTCR desire to provide Dougherty rights under the Stockholders Agreement as set forth herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. ADDITION OF THE EXECUTIVE. The parties hereto agree that, by and upon execution of this Agreement, Dougherty shall be a party to the Stockholders Agreement, shall be an Executive (as defined in the Stockholders Agreement), a Stockholder (as defined in the Stockholders Agreement) and a holder of Executive Stock (as defined in the Stockholders Agreement and Stockholder Shares (as defined in the Stockholders Agreement) and shall be entitled to the rights and benefits and subject to the duties and obligations of an Executive, a Stockholder and a holder of Executive Stock and Stockholder Shares thereunder, as fully as if Dougherty had been an original signatory thereto in such capacity.

          2. CONTINUING EFFECT. This Agreement shall not constitute an amendment or waiver of any provision of the Registration Agreement, which shall continue and remain in full force and effect in accordance with its terms.

          3. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          4. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of Delaware.

          5. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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          IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

                                   U.S. AGGREGATES, INC.

                                        By: /s/ Michael Stone
                                           ---------------------------
                                        Its: Chief Financial Officer


                                        GOLDER, THOMA, CRESSEY, RAUNER FUND
                                        IV LIMITED PARTNERSHIP

                                        By:  Golder, Thomas, Cressey,
                                             Rauner, Inc.
                                        Its: General Partner


                                        By: /s/ Bruce Rauner
                                           ---------------------------
                                        Its: Principal

                                        /s/ Edward A. Dougherty
                                        ----------------------------------------
                                        Edward A. Dougherty